Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

North Pittsburgh Contact: Harry R. Brown President and Chief Executive Officer (724) 443-9583	Consolidated Contact: Stephen Jones Vice President – Investor Relations (217) 258-9522 investor.relations@consolidated.com

NORTH PITTSBURGH SYSTEMS AND CONSOLIDATED COMMUNICATIONS REPORT

REGULATORY DEVELOPMENTS RELATING TO CONTEMPLATED MERGER

November 7, 2007. Gibsonia, Pennsylvania – North Pittsburgh Systems, Inc. (“North Pittsburgh”) [NASDAQ:NPSI] and Consolidated Communications Holdings, Inc. (“Consolidated”) [NASDAQ:CNSL] have announced that, in connection with their pending merger, the Federal Communications Commission (the “FCC”) has approved the transfer of control of North Pittsburgh to Consolidated under the rules and regulations of the FCC. This approval satisfies a condition to the completion of the merger.

The merger is also conditioned upon, among other things, approval by the Pennsylvania Public Utility Commission (the “Pennsylvania PUC”) of the transfer of control to Consolidated of North Pittsburgh’s regulated subsidiaries. As contemplated by the proxy statement/prospectus of North Pittsburgh and Consolidated dated October 9, 2007, the regulated North Pittsburgh subsidiaries, Consolidated and four protesting or intervening parties filed a joint petition for approval of a settlement agreement that requests the Pennsylvania PUC to issue an order approving the merger application. The presiding administrative law judge is preparing an Initial Decision on the settlement for the Pennsylvania PUC’s consideration. In the meantime, the Broadband Cable Association of Pennsylvania and Full Service Computing Corporation, d/b/a Full Service Network, have withdrawn their protests, and Core Communications, Inc. has withdrawn its petition to intervene. As a consequence, there no longer is any party in the Pennsylvania PUC proceeding opposing the merger or the settlement.

On November 13, 2007, North Pittsburgh will hold its annual meeting of shareholders, at which its shareholders will elect directors and also will consider a proposal to approve and adopt the merger agreement between North Pittsburgh and Consolidated. Such approval is a condition to the completion of the merger.

******

Proxy Statement/Prospectus

This material is not a substitute for the proxy statement/prospectus of North Pittsburgh and Consolidated dated October 9, 2007 which was declared effective on October 9, 2007. Investors are urged to read the proxy statement/prospectus, which contains important information, including detailed risk factors. The proxy statement/prospectus is, and other documents which will be filed by North Pittsburgh and Consolidated with the Securities and Exchange Commission will be, available free of charge at the Securities and Exchange Commission’s website, www.sec.gov, or by directing a request to North Pittsburgh’s proxy solicitors, MacKenzie Partners, Inc., collect at (212) 929-5500 or toll-free at (800) 322-2885. The definitive proxy statement/prospectus was first mailed to shareholders of North Pittsburgh on October 12, 2007.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

North Pittsburgh Systems and Consolidated Communications Report Regulatory Developments Relating to Contemplated Merger Page 2 of 2	Exhibit 99.1

Proxy Solicitation

North Pittsburgh and Consolidated, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of North Pittsburgh is set forth in the proxy statement/prospectus and North Pittsburgh’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended. Information about the directors and executive officers of Consolidated is set forth in the proxy statement for Consolidated’s 2007 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the definitive proxy statement/prospectus.